[FILED In the Office of the Secretary of State of Texas Apr 08 1993 Corporation Section]

                           TEXAS-NEW MEXICO POWER COMPANY

                              STATEMENT OF CANCELLATION
                          BY PURCHASE OF REDEEMABLE SHARES


To the Secretary of State
   of the State of Texas:


                Pursuant to the provisions of Article 4.10 of the Texas Business Corporation Act, Texas-New Mexico Power Company, the undersigned corporation, submits the following Statement of Cancellation by Purchase of Redeemable Shares of the corporation:

                1.  The name of the corporation is TEXAS-NEW
                    MEXICO POWER COMPANY.

                2. The number of redeemable shares cancelled through purchase is 3,000 itemized as follows:


                                                                     Number
Class                                Series                        of Shares
11.00% Cumulative Preferred Stock      D                              1,200


11.00% Cumulative Preferred Stock      E                                600


11.00% Cumulative Preferred Stock      F                              1,200

                3. The aggregate number of issued shares of the corporation after giving effect to such cancellation is 112,105 itemized as follows:

                                                                     Number
Class                               Series                         of Shares
Common Stock                                                          10,705

4.65% Cumulative Preferred Stock       B                              13,200
                                   (First Closing)

4.65% Cumulative Preferred Stock       B                              13,200
                                   (Second Closing)

4.75% Cumulative Preferred Stock       C                              15,000

11.00% Cumulative Preferred Stock      D                               3,200

11.00% Cumulative Preferred Stock      E                               1,600

11.00% Cumulative Preferred Stock      F                               3,200

11.875% Cumulative Preferred Stock     G                              52,000

                4. The amount of stated capital of the corporation after giving effect to such cancellation is $10,247,050.

                5. The Restated Articles of Incorporation filed on August 19, 1983 (Statements of Resolution filed on August 16, 1963, October 10, 1963, August 3, 1965, April 29, 1975,
                    and June 10, 1983) provide that if shares of any series of preferred stock are purchased or redeemed pursuant to such Restated Articles of Incorporation, the shares so purchased or redeemed shall be cancelled and shall not be reissued as shares of the same series. The number of shares which the corporation has authority to issue after giving effect to the cancellation is 13,000,000, itemized as follows:


                                                        Number
Class                                                  of Shares
Common Stock                                          12,000,000

Preferred Stock                                        1,000,000


                6. The number of shares of preferred stock which the corporation has authority to issue after giving effect to the cancellation is itemized as to series as follows:

                                                              Number
     Class                                Series             of Shares
4.65% Cumulative Preferred Stock             B                13,200
                                        (First Closing)

4.65% Cumulative Preferred Stock             B                13,200
                                        (Second Closing)

4.75% Cumulative Preferred Stock             C                15,000

11.00% Cumulative Preferred Stock            D                 3,200

11.00% Cumulative Preferred Stock            E                 1,600

11.00% Cumulative Preferred Stock            F                 3,200

11.875% Cumulative Preferred Stock           G                52,000

Authorized but unissued preferred stock                       898,600


DATED:          April 7, 1993              TEXAS-NEW MEXICO POWER COMPANY



                                                         By \s\ D. R. Barnard
                                                         Its Sector Vice President



                                                          By \s\ Michael D. Blanchard
                                                               Its Secretary

THE STATE OF TEXAS
COUNTY OF TARRANT



                I, B. Jan Adkins, a notary public, do hereby certify that on this 7th day of April, 1993, personally appeared before me D. R.
BARNARD, who being by me first duly sworn, declared that he is the Sector Vice President of TEXAS-NEW MEXICO POWER COMPANY, that he signed the foregoing document as Sector Vice President of the corporation, and that statements therein contained are true.


                                                         \s\ B.Jan Adkins
                                                                 Notary Public
                                                                 B. JAN ADKINS
My Commission Expires:
    June 30, 1996


